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                                                                   EXHIBIT 10.46

                     AGREEMENT RE TRANSFER OF LLC INTERESTS


     This Agreement Re Transfer of LLC Interests (this "Agreement") is made and entered into as of July 31, 1997, by and among Fox Kids Worldwide, Inc. ("Fox Kids"), Fox Kids Worldwide, L.L.C. (the "LLC") and Fox Broadcasting Company ("Fox Broadcasting").


                                    RECITALS
                                    --------

          A. Fox Broadcasting currently holds a note receivable from the LLC in the amount of $50 million described in Section 5.8 of the Operating Agreement, as defined in Recital D below (the "Note Receivable").

          B. The LLC or its affiliates also currently owe to Fox Broadcasting or its affiliates the amount of $4.573 million (the "Intercompany
Indebtedness").

          C. Fox Broadcasting currently holds a Class A membership interest in the LLC.

          D. Concurrently herewith and as part of the reorganization of Saban Entertainment, Inc. ("SEI") and FCN Holding, Inc. ("FCNH") into Fox Kids (the "Reorganization"), the parties to that certain Operating Agreement, dated as of December 22, 1995, as amended by Amendment No. 1 to Operating Agreement dated as of September 27, 1996 (the "Operating Agreement") have decided to amend the Operating Agreement to reflect the Reorganization and to allow for the transfer by Fox Broadcasting of its Class A membership interest.

          E. Fox Broadcasting and Fox Kids have agreed that Fox Broadcasting should assign to Fox Kids its entire Class A membership interest in the LLC in exchange for a note from Fox Kids in the amount of $50 million pursuant to that certain Subordinated Note Agreement dated as of the date hereof between Fox Kids and Fox Broadcasting attached hereto as Exhibit A (the "Subordinated Note Agreement").

          F. Fox Kids and Fox Broadcasting have agreed that Fox Broadcasting should transfer to Fox Kids the Note Receivable and should assign to Fox Kids the Intercompany Indebtedness and Fox Kids will hold the Note Receivable and the Intercompany Indebtedness. In consideration for the Note Receivable and the assignment of the Intercompany Indebtedness, Fox Kids will issue to Fox Broadcasting a $54.573 million note pursuant to the terms of the Subordinated Note Agreement.

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                                   AGREEMENT
                                   ---------


          NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree as follows:

          1. Fox Broadcasting hereby assigns, transfers and conveys to Fox Kids its entire Class A membership interest in the LLC. In consideration for Fox Broadcasting's assignment of the Class A membership interest, Fox Kids hereby agrees to enter into the Subordinated Note Agreement with Fox Broadcasting and to issue Fox Broadcasting a note in the amount of $50 million. Instead of holding the Fox Broadcasting Class A membership interest, Fox Kids hereby agrees to hold the membership interest as a Class B membership interest, equal to all of the other Class B members in terms of a right to distributions.

          2. Fox Broadcasting has not transferred nor does it have any legal obligation, absolute or contingent, to any person, to transfer or assign any of its Class A membership interest or to enter into any agreement with respect thereto.

          3. Fox Kids hereby represents and warrants that the acquisition of the Class A membership interest in the LLC is for its own account for investment and not with a view to or for sale in connection with any distribution of the security.

          4. Fox Broadcasting hereby assigns to Fox Kids the Note Receivable and the Intercompany Indebtedness and in consideration therefor, Fox Kids hereby agrees to issue a note in the amount of $54.573 million to Fox Broadcasting under the Subordinated Note Agreement. As a result of the assignment from Fox Broadcasting to Fox Kids, Fox Kids will hold the Note Receivable and the Intercompany Indebtedness.

          5. This Agreement has been executed and delivered in the State of California and shall be governed by, and construed in accordance with, the substantive laws of the State of California.

          6. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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          IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                            FOX BROADCASTING CO


                                            By:  /s/ Jay Itzkowitz
                                                 ---------------------------
                                                 Jay Itzkowitz
                                                 Senior Vice President


                                            FOX KIDS WORLDWIDE, L.L.C.


                                            By:  /s/ Haim Saban
                                                 --------------------------
                                                 Haim Saban
                                                 Chief Executive Officer


                                            FOX KIDS WORLDWIDE, INC.


                                            By:  /s/ Haim Saban
                                                 --------------------------
                                                 Haim Saban
                                                 Chief Executive Officer

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